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                                                                     EXHIBIT 5.1

[COOLEY GODWARD LLP LOGO]      ATTORNEYS AT LAW          Broomfield, CO
                               Five Palo Alto Square     720 566-4000
                               3000 El Camino Real       Reston, VA
                               Palo Alto, CA             703 456-8000
                               94306-2155                San Diego, CA
                               Main 650 843-5000         858 550-6000
                               Fax 650 849-7400          San Francisco, CA
                                                         415 693-2000

                               www.cooley.com

December 15, 2004

Genitope Corporation
525 Penobscot Drive
Redwood City, California 94063

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Genitope Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering for resale of up to 4,250,000 shares (the "Shares") of the Company's common stock issued pursuant to certain Stock Purchase Agreements dated as of December 13, 2004 and December 14, 2004 by and between the Company and the purchasers listed on the signature pages thereto (the "Purchase Agreements").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, as amended, and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all signatures on original documents, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Purchase Agreements, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:      /s/ Suzanne Sawochka Hooper
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             Suzanne Sawochka Hooper